UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2021 (June 14, 2021)

NN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6210 Ardrey Kell Road, Suite 600
Charlotte	,	North Carolina	28277
(Address of principal executive offices)			(Zip Code)

(980) 264-4300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NNBR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Departure of Certain Officers

On June 15, 2021, NN, Inc. (the “Company”) announced that Thomas D. DeByle is retiring as the Company’s Senior Vice President, Chief Financial Officer and principal financial officer, effective as of June 30, 2021.

In connection with Mr. DeByle’s retirement, the Company and Mr. DeByle entered into a Separation Agreement and General Release, dated as of June 14, 2021 (the “DeByle Separation Agreement”). Under the DeByle Separation Agreement, Mr. DeByle will receive severance payments equal to $772,500, payable in accordance with the Company’s regular payroll procedures over the 18-month period following his separation date, $17,000, payable in a lump sum, to assist with transition from employment, and a payment equal to his target annual bonus, if any, prorated for the portion of the year during which he was employed, but only to the extent he is entitled to said bonus under the Company’s Executive Incentive Compensation Program. Further, 8,377 unvested shares of restricted stock owned by Mr. DeByle will vest. The Company will also reimburse Mr. DeByle for temporary living benefits in an amount not to exceed $10,000 and pay the remainder of the retention bonus that Mr. DeByle was scheduled to receive in August 2021 pursuant to the previously disclosed Retention Bonus Agreement, filed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

In consideration of the payments and benefits provided under the DeByle Separation Agreement, Mr. DeByle agreed to certain confidentiality, non-disparagement, non-competition and non-solicitation restrictions, as well as other restrictive covenants, and provided a global release of all claims.

Appointment of Certain Officers

On June 14, 2021, the Board of Directors of the Company (the “Board”) appointed Michael C. Felcher, age 48, as the Company’s Senior Vice President, Chief Financial Officer and principal financial officer, effective as of July 1, 2021. Mr. Felcher has served as the Company’s Vice President, Chief Accounting Officer and principal accounting officer since June 2018. Prior to joining the Company, Mr. Felcher served as the Vice President, North America Chief Financial Officer for JELD-WEN, Inc., a publicly held, global manufacturer of doors and windows, from 2013 to 2017. Before assuming his role at JELD-WEN, Inc., Mr. Felcher served as a Director of Finance for United Technologies Corp. following its acquisition of Goodrich Corporation in 2012. Previously, Mr. Felcher served in a variety of finance roles at Goodrich. Mr. Felcher began his career at PricewaterhouseCoopers in Boston, is a licensed CPA, and holds a Bachelor of Science, Accountancy, from Bentley University, and a Master of Business Administration from Wake Forest University.

In connection with Mr. Felcher’s appointment, Mr. Felcher’s annual base salary was increased to $355,000, and he received a one-time grant of restricted stock in the amount of $50,000. In addition, Mr. Felcher will now be eligible to receive (i) an annual incentive award based on a target amount of 50% of his annual base salary under the Company’s Executive Incentive Compensation Program, and (ii) long-term incentive awards based on a target amount of 85% of his annual base salary under the Company’s Long-Term Incentive Program. Mr. Felcher’s long-term incentive compensation will be divided equally among performance stock units that vest based on the Company’s total shareholder return, performance stock units that vest based on the Company’s return on invested capital and restricted stock awards, which will vest over a three-year period from the time of grant.

The Company will enter into its standard form of separation agreement with Mr. Felcher (the “Felcher Separation Agreement”) as of July 1, 2021. Under the Separation Agreement, if terminated without cause, Mr. Felcher would receive: (i) his annual salary, paid on a monthly basis, for twelve months from the date of termination; (ii) a lump sum payment equal to the target annual bonus to which he would have been entitled for the year of termination, if any, pro-rated for the portion of the year during which he was employed with the Company; and (iii) a lump sum payment of $12,000 as a transition assistance payment. The Separation Agreement also includes a non-competition term that ends twelve months after the conclusion of his employment with the Company. Further, under the Separation Agreement, if terminated within two years following a change of control (i.e., a “double-trigger”), as defined therein, he will receive: (x) a lump sum payment equal to the sum of 1.5-times his base salary (as of the date of termination) plus 0.5-times his target annual bonus; (y) a lump sum payment equal to the target annual bonus to which he would have been entitled for the year of termination, if any, pro-rated for the portion of the year during which he was employed with the Company; and (z) a lump sum payment of $12,000 as a transition assistance payment.

The selection of Mr. Felcher to serve as the Senior Vice President, Chief Financial Officer and principal financial officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Felcher and any director or executive officer of the Company. Mr. Felcher has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

The foregoing descriptions of the terms of the DeByle Separation Agreement and the Felcher Separation Agreement are only summaries and are qualified in their entirety by the full text of (i) the DeByle Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and (ii) the Felcher Separation Agreement, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.
On June 15, 2021, the Company issued a press release regarding Mr. DeByle’s retirement and Mr. Felcher’s appointment. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
 (d)    Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated as of June 14, 2021, by and between NN, Inc. and Thomas D. DeByle.
10.2	Form of Separation Agreement by and between NN, Inc. and Michael C. Felcher.
99.1	Press Release issued by NN, Inc., dated June 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 15, 2021

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President, General Counsel